                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT ("Agreement"), dated October 30, 1997 by and among American Custom Components, Inc., a Nevada corporation (hereinafter called "ACC"), Caribbean Electronics, Ltd., a Saint Lucian corporation ("CEL" or the "Company") and George Kimble as representative of the holders of 100% of the shares of common stock of CEL ("Kimble", and collectively with such other shareholders, the "Shareholders").

                               W I T N E S S E T H

         WHEREAS, Kimble and the other Shareholders of CEL desire to sell 100% of the shares of the common stock (the "CEL Shares") of CEL to ACC, consisting of 100% of the issued and outstanding common stock of CEL, on the terms and conditions set forth in this Stock Purchase Agreement (hereinafter called "Agreement"); and

         WHEREAS, ACC desires to acquire the CEL Shares pursuant to the terms and conditions set forth in this Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the parties hereto as follows:


                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

         1.1 SALE OF THE CEL SHARES. At the date of the signing of this Agreement as provided in Section 3.1 hereto (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to ACC and ACC shall purchase from the Shareholders, the CEL Shares.

         1.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER. At the Closing, the Shareholders shall deliver certificates representing the CEL Shares, or an affidavit or other evidence from the CEL Stock Minutes with respect to lost or missing shares, together with appropriate stock powers, sufficient to transfer the CEL Shares into ACC's name, in form and substance satisfactory to ACC as shall be effective to vest in ACC all right, title and interest in and to all of the CEL Shares.

         1.3 CASH CONSIDERATION. At the Closing, ACC shall pay to Kimble on behalf of the Shareholders an aggregate of $50,000 in immediately available funds.

         1.4 NOTE CONSIDERATION. At the Closing, ACC shall deliver to Kimble on behalf of the Shareholders a Secured 8% Note in the original aggregate principal amount of $100,000 (the "Note"). The Note shall be in the form attached hereto as Exhibit A and incorporated herein by reference. Without limitation to the terms of the Note as set forth therein, the Note shall be payable

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



quarterly over two and one-half years, shall be secured by all of the assets of CEL, but subordinated to any loans or leases in CEL's interest, and shall be offset by any amounts payable by ACC for liabilities of CEL other than those previously disclosed herein and assumed hereunder by ACC.

         1.5 STOCK CONSIDERATION. Within 30 days of the Closing, ACC shall deliver to Kimble an aggregate of 2% of the Stock of CEL (the "Initial Kimble Shares"), together with appropriate Medallion Guaranteed stock powers, sufficient to transfer the Initial Kimble Shares into Kimble's name, in form and substance satisfactory to Kimble as shall be effective to vest in Kimble all right, title and interest in and to all of the Initial Kimble Shares. Within 6 months of the Closing, ACC shall deliver to Kimble an aggregate of 3% of the Stock of CEL (the "Subsequent Kimble Shares"), together with appropriate Medallion Guaranteed stock powers, sufficient to transfer the Subsequent Kimble Shares into Kimble's name, in form and substance satisfactory to Kimble as shall be effective to vest in Kimble all right, title and interest in and to all of the Subsequent Kimble Shares. Kimble shall receive an additional five percent (5%) of the stock of CEL under the terms and conditions of a Sales Agency Agreement by and between Kimble Associates and CEL and ACC (collectively called "Principal") dated October 15, 1997.

         1.6 CONSULTING FEE CONSIDERATION. As additional consideration, Kimble shall receive a monthly fee of fifteen hundred dollars ($1,500.00) per month for a period of three (3) years from the date of closing. Kimble's duties shall include advising ACC and CEL on matters pertaining to doing business in St. Lucia, contacts, customs and procedures in dealings with local and St. Lucian government officials. In addition, all reasonable expenses of Kimble to provide these consulting services shall be paid by ACC and CEL, including, but not limited to air fare, hotel and meals, and incidental expenses.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF CEL AND THE SHAREHOLDERS. To induce ACC to enter into this Agreement and to consummate the transactions contemplated hereby, ACC represents and warrants, as of the date hereof and as of the Closing, as follows:

                  2.1.1 CORPORATE EXISTENCE AND AUTHORITY OF CEL. CEL is a limited corporation duly organized, validly existing and in good standing under the laws of St. Lucia. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                  2.1.2 CAPITALIZATION OF CEL. The authorized equity securities of CEL consists of 250,000 shares of common stock, all of which George Kimble has full power, control and voting rights. No other shares of capital stock of CEL are issued and outstanding. All of the issued and outstanding shares have been duly and validly issued in accordance and

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         compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by CEL which provide for the purchase, issuance or transfer of any shares of the capital stock of CEL nor are there any outstanding securities granted or issued by CEL that are convertible into any shares of the equity securities of CEL, and none is authorized. CEL is not obligated or committed to purchase, redeem or otherwise acquire any of its equity. All presently exercisable voting rights in CEL are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before it's shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of CEL's equity securities.

                  2.1.3 SUBSIDIARIES. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%)of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. There are no Subsidiaries of CEL.

                  2.1.4 EXECUTION OF AGREEMENT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which either CEL or any of the Shareholders is a party or by which either of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of CEL or any of such Shareholders; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on CEL or any of the Shareholders or any of their respective actions.

                  2.1.5    TAXES.

                           2.1.5.1 No taxes, assessments, fees, penalties,
                  interest and other governmental charges with respect to CEL have become due and payable as of the date hereof (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes) in accordance with the laws of St. Lucia. CEL is located in a tax free, duty free zone.

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


                           2.1.5.2 There are no agreements, waivers or other
                  arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against CEL, nor are there any actions, suits, proceedings, investigations or claims now pending against CEL, nor are there any actions, suits, proceedings, investigations or claims now pending against CEL in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against CEL, and

                           2.1.5.3 The consummation of the transactions
                  contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against CEL.

                  2.1.6 DISPUTES AND LITIGATION. There is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, threatened against or affecting CEL or any of its properties, assets or business or to which CEL is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation;
         (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect CEL or any of its properties, assets or businesses; and
         (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting CEL or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of CEL or any such person's heirs, executors or administrators as against CEL.

                  2.1.7 COMPLIANCE WITH LAWS. CEL has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. CEL has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of CEL for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by CEL.

                  2.1.8 GUARANTIES. CEL has not guaranteed any dividend, obligation or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation or indebtedness of CEL.

                  2.1.9 BOOKS AND RECORDS. CEL keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of CEL contain records of its shareholders' and directors' meetings and of action taken by such shareholders and directors. The meeting of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

                  2.1.10 ABSENCE OF CERTAIN LIABILITIES. Since the date of the financial statements of the CEL dated as of __________________, 1997, and provided to ACC (the "Financial Statements"), CEL has incurred no liabilities or obligations of any nature other than in the ordinary course of business and consistent with past practice. CEL is not directly or indirectly liable to (by discount, repurchase agreement or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume any debt or obligation of, any person in any amount, except as arising in the normal course of business subsequent to the Financial Statements date. All liabilities of CEL can be prepaid in full without penalty at any time. CEL represents and warrants that the only outstanding obligations of CEL as of the date hereof are (i) $24,000 in outstanding rent, (ii) current utility obligations and (iii) payroll for the period commencing _______________, 1997. CEL hereby agrees to pay $12,000 towards the rent obligation on or before the Closing hereunder. CEL acknowledges and agrees that the balance of the rent will be paid by ACC to CEL's present landlord in equal monthly installments over a 24 month period. CEL represents and warrants that CEL's landlord has agreed to such arrangement.

                  2.1.11 RECEIVABLES. All receivables on the books of CEL, to and including the date of closing, shall be transferred to Kimble at the time of closing.

         2.2 REPRESENTATIONS AND WARRANTIES OF ACC. To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, ACC represents and warrants, as of the date hereof and as of the Closing, as follows:


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                  2.2.1 CORPORATE EXISTENCE AND AUTHORITY OF ACC. ACC is a
         corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. It is in good standing in each state, nation or other jurisdiction in each state, nation or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

                  2.2.2 EXECUTION OF AGREEMENT. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law or any other restriction of any kind to which ACC is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription or restriction on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of ACC; (c) violate any law, rule or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on ACC or any of its actions.


                                    ARTICLE 3
                        CLOSING AND DELIVERY OF DOCUMENTS

         3.1 CLOSING. The Closing shall be deemed to have occurred as of the date of signing of this Agreement. Subsequent to the signing, the following shall occur as a single integrated transaction:

         3.2      DELIVERY BY THE SHAREHOLDERS:

                  (a) The Shareholders shall deliver to ACC the stock certificates and all instruments of conveyance and transfer required by
         Section 1.1, except with respect to those shares of stock missing or lost explained by affidavit or noted in the stock minute book (which shall be canceled).

                  (b) Kimble and the Shareholders shall deliver, or cause to be delivered, to ACC such instruments, documents and certificates as are required to be delivered by Kimble and/or the Shareholders or their representatives pursuant to the provisions of this Agreement.



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         3.3      DELIVERY BY ACC:

                  (a) ACC shall deliver, or cause to be delivered, to Kimble the Cash Consideration and the Note as required by Section 1.3 and 1.4. Within 30 days of the closing hereof, ACC shall deliver the Initial Kimble Shares and within 6 months of the closing hereof, ACC shall deliver the Subsequent Kimble Shares, all as required by Section 1.5.

                  (b) ACC shall deliver, or cause to be delivered, to the Shareholders and/or Kimble such instruments, documents and certificates as are required to be delivered by ACC or its representatives pursuant to the provisions of this Agreement, as well as the fee consideration as set forth in paragraph 1.6 hereof.


                                    ARTICLE 4
                        TERMINATION, AMENDMENT AND WAIVER

         4.1 TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by the mutual consent of all of the parties;

         4.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.


                                    ARTICLE 5
                                    COVENANTS

         5.1 To induce ACC to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made hereunder, Kimble on behalf of the Shareholders covenants and agrees as follows:

                  5.1.1 NOTICES AND APPROVALS. Kimble agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by ACC in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to

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         obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by ACC in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by ACC in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  5.1.2 INFORMATION FOR ACC'S STATEMENTS AND APPLICATIONS. Kimble on behalf of the Shareholders and their employees, accountants and attorneys shall cooperate fully with ACC in the preparation of any statements or applications made by ACC to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish ACC with all information concerning Kimble and the Shareholders necessary or deemed desirable by ACC for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.


                                    ARTICLE 6
                                  MISCELLANEOUS

         6.1 EXPENSES. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing.

         6.2 NOTICES. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telegram or delivered or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

                  TO ACC:

                  American Custom Components, Inc.
                  1515 South Sunkist Street
                  Anaheim, CA 92806
                  Attn: Martin Tony Walk
                  Facsimile No.: 714-978-0488


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                  with a copy to:

                  Law offices of M. Richard Cutler
                  610 Newport Center Drive, Suite 800
                  Newport Beach, CA 92660
                  Attn: M. Richard Cutler, Esq.
                  Facsimile No.: 714-719-1988

                  TO CEL, KIMBLE OR THE SHAREHOLDERS:

                  George Kimble
                  67 Hemlock Road
                  P.O. Box 210
                  Roxbury, CT 06783
                  Facsimile No.: ______________________

         The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given forty-eight (48) hours after deposit thereof in the United States mail. If notice is given by telegraph in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time that the telegraphic agency shall confirm delivery thereof to the addressee.

         6.3 ENTIRE AGREEMENT. This Agreement, together with the Schedule and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the Schedule 1 or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

         6.4 SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representation, warranties agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by


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any party hereto, notwithstanding that such party knew or should have known at the time of Closing that such right or remedy existed.

         6.5 INCORPORATED BY REFERENCE. The Schedule, the exhibits and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

         6.6 REMEDIES CUMULATIVE. No remedy herein conferred upon Purchaser is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         6.7 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         6.8 FINDERS' AND RELATED FEES. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

         6.9 GOVERNING LAW. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

         6.10 FORUM. Each of the parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Orange County, California.

         6.11 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

         6.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


                                            AMERICAN CUSTOM COMPONENTS, INC.


                                            By:      /S/ MARTIN TONY WALK
                                                     --------------------------
                                                     Martin Tony Walk
                                                     Chief Executive Officer


                                            CARIBBEAN ELECTRONICS, LTD.


                                            By:      /S/ GEORGE KIMBLE
                                                     --------------------------
                                            Name:    George Kimble



                                            GEORGE KIMBLE, INDIVIDUALLY, AND ON
                                            BEHALF OF THE SHAREHOLDERS

                                            /S/ GEORGE KIMBLE
                                            -----------------------------------
                                       11